  EXHIBIT 10.8

International Business Group

INDEPENDENT CONTRACTOR AGREEMENT

In consideration of the engagement or continued engagement by International Business Group, LLC. (the “Contractor”), and Job Aire Group, Inc. (the “Company”). The independent contractor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Contractor hereby agree to the terms of this agreement (this “Agreement”), effective as of October 1, 2023 when the Contractor first began to provide services to the Company (the “Effective Date”), as follows:

1. CONFIDENTIAL INFORMATION PROTECTIONS.

1.1 Nondisclosure; Recognition of Company’s Rights. At all times during and after the period of Contractor’s engagement hereunder, Contractor will (a) hold all Confidential Information (as defined below) in strict trust and confidence, (b) refrain from using or permitting others to use Confidential Information in any manner or for any purpose not expressly permitted or required by this Agreement and (c) refrain from disclosing and permitting others to disclose any Confidential Information to any third party without obtaining the express prior written consent of the President or Chief Executive Officer of the Company (each, an “Authorized Officer”), which consent shall be granted or denied on a case-by-case basis in the sole discretion of the Company. Contractor will obtain Company’s written approval before publishing or submitting for publication any material (written, oral, or otherwise) that relates to Contractor’s work for Company and/or incorporates any Confidential Information. Contractor hereby assigns to Company any rights Contractor may have or acquire in any and all Confidential Information and recognizes that all Confidential Information shall be the sole and exclusive property of Company and its assigns.

1.2 Confidential Information. The term “Confidential Information” shall mean any and all any and all technical and non-technical confidential knowledge, data or information related to Company’s business, including without limitation: (a) trade secrets, processes, data, formulae, programs, know-how, improvements, discoveries, developments, designs and techniques; (b) information regarding products, services, plans for research and development, marketing and business plans, budgets, financials statements, contracts, prices, suppliers and customers; (c) information regarding the skills and compensation of Company’s employees, contractors and any other service providers of Company; and (d) the existence of any business discussions, negotiations or agreements between Company and any third party.

1.3 Third Party Information. Contractor understands that Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During and after the term of Contractor’s engagement, Contractor will hold Third Party Information in strict confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for Company) or use, Third Party Information, except in connection with Contractor’s work for Company or unless expressly authorized by Company in writing.

1.4 No Improper Use of Information of Prior Employers and Others. Contractor represents that its engagement by Company does not and will not breach any agreement with any current or former employer or client, including any non-compete agreement or any agreement to keep in confidence or refrain from using information acquired by Contractor prior to Contractor’s engagement by Company. Contractor further represents that it has not entered into, and will not enter into, any agreement, either written or oral, in conflict with Contractor’s obligations under this Agreement. During Contractor’s engagement by Company, Contractor will not improperly make use of, or disclose, any information or trade secrets of any former employer or other third party, nor will Contractor bring onto the premises of Company or use any unpublished documents or any property belonging to any current or former employer or other third party, in violation of any lawful agreements with that employer or third party. Contractor will use in the performance of its duties only information that is generally known and used by persons with training and experience comparable to Contractor’s, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by Company.

1.5 Standard of Care. Contractor will protect the Confidential Information from unauthorized use, access, or disclosure in the same manner as Contractor protects Contractor’s own confidential or proprietary information of a similar nature, and with no less than the greater of reasonable care and industry-standard care.

1.6 Reverse Engineering. Unless and except to the extent expressly authorized by Company to do so in the applicable Statement of Work (as defined below), Contractor will not attempt to reverse engineer, de-encrypt, or otherwise derive the design, internal logic, structure or inner workings (including algorithms and source code) of any software, products, models, prototypes, or other items provided by Company that use, embody, or contain Confidential Information.

1.7 Exceptions. Contractor’s obligations under Section 1.1 will terminate with respect to any particular information that Contractor can prove, by clear and convincing evidence, (a) Contractor lawfully knew prior to Company’s first disclosure to Contractor, (b) a third party rightfully disclosed to Contractor free of any confidentiality duties or obligations, or (c) is, or through no fault of Contractor has become, generally available to the public. Additionally, Contractor will be permitted to disclose Confidential Information to the extent Company has expressly approved of such disclosure in writing, or is required by law or court order, provided that Contractor immediately notifies Company in writing of such required disclosure and cooperates with Company, at Company’s reasonable request and expense, in any lawful action to contest or limit the scope of such required disclosure, including filing motions and otherwise making appearances before a court.

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1.8 Removal; Return. Upon Company’s request and upon any termination or expiration of this Agreement, Contractor will promptly (a) return to Company or, if so directed by Company, destroy all tangible embodiments of the Confidential Information (in every form and medium), (b) permanently erase all electronic files containing or summarizing any Confidential Information, and (c) certify to Company in writing that Contractor has fully complied with the foregoing obligations.

2. RECORDS. Contractor agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that is required by Company) of all Inventions made by Contractor, its employees, agents and Contractors during the period of Contractor’s engagement by Company, which records shall be available to, and remain the sole property of, Company at all times.

3. ADDITIONAL ACTIVITIES.

3.1 Non-Solicitation. Each party agrees that during the period of Contractor’s engagement by Company and for one (2) years thereafter, such party will not, either directly or indirectly, solicit or attempt to solicit or hire any employee, independent contractor, or Contractor of the other party to terminate his, her or its relationship with such other party in order to become an employee, Contractor, or independent contractor to or for any other person or entity.

3.2 No Conflicts. Contractor will refrain from any activity, and will not enter into any agreement or make any commitment, that is inconsistent or incompatible with Contractor’s obligations under this Agreement. Contractor represents and warrants that Contractor is not subject to any contract or duty that would be breached by Contractor’s entering into or performing Contractor’s obligations under this Agreement or that is otherwise inconsistent with this Agreement. Contractor will not disclose to Company and will not induce Company to use any confidential or proprietary information of any third party with express prior written consent of the Authorized Officer.

4. CONTRACTOR REPRESENTATIONS AND WARRANTIES.

4.1 General. Contractor represents, warrants, and covenants that:

(a) Contractor will not, in the course of performing the Services (as defined below), infringe or misappropriate the Intellectual Property Rights of the Company or any other person, nor any element thereof;

(b )neither the Company’s Intellectual Property Rights nor any element thereof will be subject to any restriction, mortgage, lien, claim, pledge, security interest, or encumbrance when delivered by Contractor to Company;

(c) Contractor will not grant, directly or indirectly, any right or interest in the Company’s Intellectual Property Rights to any other person;

(d) Contractor has full right, power, and authority to enter into and perform this Agreement without the consent of any third party, including the right to grant all licenses granted by Contractor in this Agreement; and

(e) Contractor will refrain from any unethical conduct, will maintain high standards of professionalism, and will comply with all laws, regulations, and ordinances applicable to Contractor’s performance of the Services (as defined below) and Contractor’s other obligations under this Agreement, including export control laws, and has obtained (or before performing the Services will obtain) all governmental permits and licenses required for Contractor to perform the Services and Contractor’s other obligations under this Agreement.

4.2 Performance. Contractor represents, warrants, and covenants that all Services (as defined below) performed and Deliverables (as defined below) delivered pursuant to this Agreement will fully conform to the specifications, requirements and other terms in the applicable Statement of Work and this Agreement.

4.3 Subcontracting. The use of subcontractors is expressly prohibited hereunder other than with the express prior written consent of an Authorized Officer. Notwithstanding the foregoing, Contractor shall be solely liable for compliance with this Agreement by any of its employees, subcontractors and other agents or affiliates as if such persons or entities were parties hereto.

4.4 Access Rules and Procedures. While on Company’s premises, Contractor agrees to comply with Company’s then-current access rules and procedures, including those procedures pertaining to safety, security, and confidentiality. Contractor agrees and acknowledges that Contractor has no expectation of privacy with respect to Company’s telecommunications, networking, or information processing systems (including stored computer files, email messages, and voice messages) and that Contractor’s activities, including the sending or receiving of any files or messages, on or using any of those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time without notice.

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5. INDEPENDENTCONTRACTOR

5.1 Independent Contractor Relationship. Contractor’s relation to Company under this Agreement is that of an independent contractor. Nothing in this Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between Company and Contractor. Contractor will take no position with respect to or on any tax return or application for benefits, or in any proceeding directly or indirectly involving Company, that is inconsistent with Contractor being an independent contractor (and not an employee) of Company. Contractor is not the agent of Company and is not authorized, and must not represent to any third party that Contractor is authorized, to make any commitment or otherwise act on behalf of Company.

5.2 Services and Deliverables. From time to time, upon mutual agreement of the parties, Company will submit to Contractor written work orders that contain the terms for Services and Deliverables that Company desires Contractor to provide (each such work order, a “Statement of Work”). The term “Deliverables” means the items to be provided or actually provided by Contractor to Company under this Agreement, including items specifically designated or characterized as Deliverables in any Statement of Work. The term “Services” means the services to be performed or actually performed by Contractor under this Agreement and any Statement of Work. Each Statement of Work issued hereunder shall comprise a part of this Agreement provided, however, that in the event of any conflict between such Statement of Work and the terms of this Agreement, the terms of this Agreement shall control. The initial Statement of Work, setting forth the initial Services and Deliverables, is attached hereto as Exhibit A(the “Initial Statement of Work”). Deliverables shall be deemed accepted after Company has had a reasonable opportunity for inspection and accepted such Deliverables in writing. Contractor shall execute a standard business associate agreement if required by Company to do so in order to comply with applicable healthcare law.

5.3 Compensation. Contractor’s sole and complete compensation for all Services and Deliverables provided by Contractor under this Agreement is specified in Exhibit A here to.

5.4 Invoicing. Payment to Contractor of any expenses approved will be due thirty (30) days after receipt of an invoice for such expenses.

5.5 Benefits and Contributions. Contractor is not entitled to or eligible for any benefits that Company may make available to its employees, such as group insurance, profit- sharing, or retirement benefits. Because Contractor is an independent contractor, Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Contractor. If, notwithstanding the foregoing, Contractor is reclassified as an employee of Company, or any affiliate of Company, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Contractor agrees that Contractor will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or a retrospective basis, any employee benefits under any plans or programs established or maintained by Company.

5.6 Taxes.Contractor is solely responsible for filing all tax returns and submitting all payments as required by any federal, state, local, or foreign tax authority arising from the payment of fees to Contractor under this Agreement, and agrees to do so in a timely manner. If applicable, Company will report the fees paid to Contractor under this Agreement by filing Form 1099-MISC with the Internal Revenue Service as required by law.

6. GENERALPROVISIONS.

6.1 Governing Law and Venue. This Agreement is governed by the laws of the state of Arizona without reference to any conflict of laws principles that would require the application of the laws of any other jurisdiction. Contractor irrevocably consents to the personal jurisdiction of the state and federal courts located in Phoenix, Arizona, for any suit or action arising from or related to this Agreement, and waives any right Contractor may have to object to the venue of such courts. Contractor further agrees that these courts will have exclusive jurisdiction over any such suit or action initiated by Contractor against Company.

6.1(i) Dispute Resolution. Any and all disputes, controversies or claims concerning or relating to this Agreement will be addressed in accordance with the procedures specified in 7.1(i)-7.1(iii). All negotiations pursuant to this provision are confidential and shall be treated as compromise and settlement negotiations for purpose of the United States Federal Rules of Evidence and state rules of evidence. The parties, their representatives, other participants and the mediator or arbitrator shall hold the existence, content, and result of the mediation or arbitration in confidence. The parties will not disclose the existence, content, or results of any proceedings conducted in accordance with this Section 7, and materials submitted in connection with such proceedings will not be admissible in any other proceeding; provided however that this confidentiality provision will not prevent a petition to vacate or enforce an arbitration award, and shall not bar disclosures required by law.

6.1(ii) Nonbinding Mediation. A party may initiate mediation by giving notice to the other party. Mediation will be nonbinding and before the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under the then effective JAMS Rules of Practice and Procedure. The mediation shall take place in Phoenix, Arizona, regardless of which party initiates the mediation. The parties shall attempt to reach agreement on the appointment of a mediator. If they cannot so agree, the mediator shall be appointed by JAMS and pursuant to JAMS Rules of Practice and Procedure. The mediation shall be completed within sixty (60) days of its initiation, unless the parties otherwise agree. Each party will bear its own costs and expenses for participating in mediation including, without limitation, attorneys’ fees, and an equal share of the mediator’s fees and expenses.

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6.1 (iii) Binding Arbitration. Any Dispute that has not been resolved by mediation as provided in Section 7.1(ii) will be submitted to binding arbitration by the American Arbitration Association (“AAA”). The parties shall attempt to reach agreement on the appointment of an arbitrator. If they cannot so agree, the arbitrator shall be appointed by the AAA. The arbitration shall take place in Phoenix, Arizona, regardless of which party initiates the arbitration.

6.2 Severability. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will remain enforceable and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.

6.3 Termination. Either party may terminate this Agreement at any time, for any reason or no reason, upon thirty (30) days written notice. In addition, a party may terminate this Agreement immediately upon a breach, provided the other party has received written notice of the breach and has failed to cure such breach within five (5) days thereafter.

6.4 Survival. All of the provisions of this Agreement shall survive the termination of Contractor’s engagement.

6.5 No Assignment. This Agreement and Contractor’s rights and obligations under this Agreement may not be assigned, delegated, or otherwise transferred, in whole or in part, by operation of law or otherwise, by Contractor without Company’s express prior written consent. Any attempted assignment, delegation, or transfer in violation of the foregoing will be null and void. Company may assign this Agreement, or any of its rights under this Agreement to any third party with or without Contractor’s consent.

6.6 Notices. Each party must deliver all notices or other communications required or permitted under this Agreement in writing to the other party at the address listed on the signature page, by courier, by certified or registered mail (postage prepaid and return receipt requested), or by a nationally- recognized express mail service. Notice will be effective upon receipt or refusal of delivery. If delivered by certified or registered mail, notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark. If delivered by courier or express mail service, notice will be considered to have been given on the delivery date reflected by the courier or express mail service receipt. Each party may change its address for receipt of notice by giving notice of the change to the other party.

6.7 Injunctive Relief. Contractor acknowledges that, because its services are personal and unique and because Contractor will have access to the Confidential Information of Company, any breach of this Agreement by Contractor would cause irreparable injury to Company for which monetary damages would not be an adequate remedy and, therefore, will entitle Company to injunctive relief (including specific performance). The rights and remedies provided to each party in this Agreement are cumulative and in addition to any other rights and remedies available to such party at law or in equity.

6.8 Legal Fees.The prevailing party in any litigation between the parties relating to this Agreement will be entitled to recover such party’s reasonable attorneys’ fees and court costs, in addition to any other relief that such party may be awarded.

6.9 Construction. Section headings are included in this Agreement merely for convenience of reference; they are not to be considered part of this Agreement or used in the interpretation of this Agreement. When used in this Agreement, “including” means “including without limitation.” Whenever Company’s consent or approval is required under this Agreement, Company may grant or deny its consent or approval in its sole and absolute discretion. No rule of strict construction, including contra proferentem,will be applied in the interpretation or construction of this Agreement. In the event of any conflict between this Agreement and a Statement of Work, this Agreement will control unless the Statement of Work expressly refers to the parties’ intent to alter the terms of this Agreement with respect to that Statement of Work.

6.10 Waiver. All waivers must be in writing and signed by the party to be charged. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.

6.11 Export. Contractor agrees not to export, re- export, or transfer, directly or indirectly, any U.S. technical data acquired from Company or any products utilizing such data, in violation of the United States export laws or regulations.

6.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

6.13 Entire Agreement. If no other agreement governs non-disclosure and assignment of inventions during any period in which Contractor was previously engaged or is in the future engaged by Company as an independent contractor, the obligations pursuant to sections of this Agreement titled Confidential Information Protections and Inventions shall apply. This Agreement, along with each Statements of Work issued hereunder, is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior communications between us with respect to such matters. No modification of or amendment to this Agreement, or any waiver of any rights under this Agreement, will be effective unless in writing and signed by Contractor and Company. Any subsequent change or changes in Contractor’s duties or compensation will not affect the validity or scope of this Agreement.

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6.14 Mutual Indemnification. Contractor will indemnify and hold harmless Company and its affiliates, employees, and agents from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys’ and expert witnesses’ costs and fees) arising from or relating to any breach of any representation, warranty, covenant, or obligation of Contractor in this Agreement or any intentional misconduct or negligence by Contractor or any of Contractor’s agents or subcontractors in performing the Services. Company will indemnify and hold harmless Contractor and its affiliates, employees, and agents from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys’ and expert witnesses’ costs and fees) arising from or relating to any breach of any representation, warranty, covenant, or obligation of Company in this Agreement or any intentional misconduct or negligence by Company or any of Company’s agents or subcontractors in connection with this Agreement.

6.15 Insurance. Contractor, at Contractor’s sole cost and expense, will maintain insurance appropriate for and typical of its business. A certificate of insurance indicating such coverage will be delivered to Company upon request.

6.16 LIMITATION OFLIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, EXEMPLARY, SPECIAL, OR INCIDENTAL DAMAGES ARISING FROM OR RELATING TO THIS AGREEMENT. OTHER THAN IN CONNECTION WITH A CLAIM UNDER SECTION 1 OR SECTION 6.14, A PARTY’S TOTAL CUMULATIVE LIABILITY IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, WILL NOT EXCEED THE AGGREGATE AMOUNT OF COMPENSATION AND EXPENSES OWED BY COMPANY TO CONTRACTOR FOR SERVICES PERFORMED UNDER THIS AGREEMENT.

6.18 FOREIGNCORRUPTIONPRACTICESACT. INTERNATIONAL BUSINESS GROUP AND ITS AFFILIATE COMPANIES ARE REQUIRED TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT, AS AMENDED (“FCPA”). CONTRACTOR REPRESENTS, WARRANTS AND COVENANTS THAT NEITHER CONTRACTOR NOR ANY PERSON WORKING DIRECTLY OR INDIRECTLY FOR CONTRACTOR HAS TAKEN OR WILL TAKE ANY ACTION THAT WILL CAUSE INTERNATIONAL BUSINESS GROUP OR ITS AFFILIATES TO VIOLATE THE FCPA. AS YOU KNOW, THE FCPA PROHIBITS OFFERING, PAYING, PROVIDING, PROMISING, OR AUTHORIZING, WITH A CORRUPT INTENT, A PAYMENT OR ANYTHING OF VALUE TO A FOREIGN OFFICIAL, FOREIGN POLITICAL PARTY, OR ANY CANDIDATE FOR FOREIGN POLITICAL OFFICE IN ORDER TO OBTAIN, RETAIN, OR DIRECT BUSINESS. INTERNATIONAL BUSINESS GROUP WILL HAVE THE RIGHT TO AUDIT CONTRACTOR’S DOCUMENTS RELATED DIRECTLY TO THE WORK PERFORMED BY CONTRACTOR AT INTERNATIONL BUSINESS GROUP’S REQUEST UPON REASONABLE NOTICE AND DURING BUSINESS HOURS.

6.18 INTERNATIONALTRAFFIC INARMSREGULATIONS(ITAR) COMPLIANCE. INTERNATIONAL BUSINESS GROUP SHALL COMPLY WITH ALL U.S. EXPORT CONTROL LAWS AND REGULATIONS, INCLUDING THE INTERNATIONAL TRAFFIC IN ARMS REGULATIONS (ITAR), 22 CFR PARTS 120 THROUGH 130, AND THE EXPORT ADMINISTRATION REGULATIONS (EAR), 15 CFR PARTS 730 THROUGH 799, IN THE PERFORMANCE OF THIS CONTRACT. UNLESS OTHERWISE GRANTED AN EXEMPTION, INTERNATIONAL BUSINESS GROUP SHALL BE RESPONSIBLE FOR OBTAINING THE APPROPRIATE LICENSES OR OTHER APPROVALS, IF REQUIRED, FOR EXPORTS OF HARDWARE, TECHNICAL DATA, AND SOFTWARE, OR FOR THE PROVISION OF TECHNICAL ASSISTANCE. INTERNATIONAL BUSINESS GROUP SHALL BE RESPONSIBLE FOR OBTAINING EXPORT LICENSES, IF REQUIRED, BEFORE UTILIZING FOREIGN PERSONS IN THE PERFORMANCE OF THIS CONTRACT, INCLUDING INSTANCES WHERE THE WORK IS TO BE PERFORMED ON-SITE AT ANY GOVERNMENT INSTALLATION, WHERE THE FOREIGN PERSON WILL HAVE ACCESS TO EXPORT-CONTROLLED TECHNICAL DATA OR SOFTWARE. INTERNATIONAL BUSINESS GROUP SHALL BE RESPONSIBLE FOR ALL REGULATORY RECORD KEEPING REQUIREMENTS ASSOCIATED WITH THE USE OF LICENSES AND LICENSE EXEMPTIONS/EXCEPTIONS. LOWER TIER SUBCONTRACTS. INTERNATIONAL BUSINESS GROUP SHALL FLOW-DOWN ITAR COMPLIANCE PROVISIONS TO SUPPLIERS AND SUBCONTRACTORS IN ALL PURCHASE ORDERS AND SUBCONTRACTS.

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Upon execution by the parties, this Agreement shall be effective as of the Effective Date.

COMPANY:		CONTRACTOR:
ACCEPTED AND AGREED:		ACCEPTED AND AGREED:

	/s/ Nicholas B. Ammons		/s/ David Farca
	(Signature)		(Signature)
By:	Nicholas B. Ammons	By:	David Farca
Title:	President	Title:	President

	Date: 9/10/2023		Date: 9/8/2023

	Address: 1870 W Prince Road, Unit 10 Tucson, AZ 85705		Address: 9319 N 94th Way, Suite 800 Scottsdale, AZ 85258

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Exhibit A

Initial Statement of Work and Compensation

1.	Services and Deliverables:

a.	Proved advice to leadership of JAG
b.	Organize meetings with proper officials within consulates and parties that assist with employing employees from Mexico.
c.	Assisting with UAV sales and meetings related to Hydra.
d.	Assisting with Weapons Manufacturing Companies and creating relationships.

Should there be a need to amend the Scope of Services, Company and Contractor will work together to include any further work which will also affect the Time Frame and Payment of Services among other things. Company agrees to pay Contractor for all work performed up until the amendment of scope is agreed upon. In case of need for amendment Contractor will do its best efforts to comply.

2.	Resources:

Contractor may engage third party resources to fulfill the Contractor Agreement. At Company request, Contractor will share the names of firms and Individuals that were engaged to properly identify them. Contractor will ensure resources are reputable. Contractor will be solely responsible for such resources and all related expenses thereto.

3.	Payment for Services:
Company shall pay Contractor a consulting fee of $55,000 year, paid in monthly payments that equals $55k year.

4.	Travel:
Any travel requests from the Contractor will be covered by the contractor based on GSA Travel rates.

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Upon execution by the parties, this Exhibit A shall be effective as of the Agreement’s Effective Date.

COMPANY:		CONTRACTOR:
ACCEPTED AND AGREED:		ACCEPTED AND AGREED:

	/s/ Nicholas B. Ammons		/s/ David Farca
	(Signature)		(Signature)
By:	Nicholas B. Ammons	By:	David Farca
Title:	President	Title:	President

	Date: 9/10/2023		Date: 9/8/2023

	Address: 1870 W Prince Road, Unit 10 Tucson, AZ 85705		Address: 9319 N 94th Way, Suite 800 Scottsdale, AZ 85258

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